Exhibit 99.1

Kimco Realty Announces Fourth Quarter and Full Year 2018 Results

– Strong Operating Results Continue; Small Shop Occupancy Reaches New All-Time High –
– Successfully Completes Three Signature Series™ Development Projects –
– Provides 2019 Outlook –

NEW HYDE PARK, N.Y.--(BUSINESS WIRE)--January 31, 2019--Kimco Realty Corp. (NYSE:KIM) today reported results for the fourth quarter and year ended December 31, 2018.

Highlights - Fourth Quarter and Full Year 2018:

  Reported net income available to the company’s common shareholders of $73.6 million, or $0.17 per diluted share, and $439.6 million, or $1.02 per diluted share, for the fourth quarter and full year 2018, respectively.
  Increased same-property net operating income (“NOI”) by 2.6% during the fourth quarter compared to the same period in 2017 and 2.9% for the full year 2018.
  Set a record high for pro-rata small shop occupancy, ending the year at 91.1%.
  Generated new leasing spreads of 12.2% during the fourth quarter.
  Rental rates for new leases increased by more than 10% for the 20th consecutive quarter over the prior rent for the comparable space.
  Completed and opened three Signature Series™ development projects totaling $317.4 million during 2018.
  Sold 68 properties and eight land parcels for $913.9 million in 2018.

Financial Results

Net income available to common shareholders for the fourth quarter of 2018 was $73.6 million, or $0.17 per diluted share, compared to $73.5 million, or $0.17 per diluted share, for the fourth quarter 2017.

For the full year 2018, net income available to common shareholders was $439.6 million, or $1.02 per diluted share, compared to $372.5 million, or $0.87 per diluted share, for the full year 2017. The increase was primarily due to:

  $57.8 million of higher gains on the sales of operating properties, net of impairments, and
  $46.9 million of lower depreciation expense on operating properties offset by:

  $27.2 million of lower NOI compared to the same period in 2017, primarily due to the $913.9 million of dispositions completed during 2018.

NAREIT Funds From Operations (“FFO”) was $146.2 million, or $0.35 per diluted share, for the fourth quarter 2018 compared to $160.1 million, or $0.38 per diluted share, for the fourth quarter 2017. NAREIT FFO for the fourth quarter of 2018 included $1.2 million of transactional charges (net of transactional income) compared to $6.3 million in the fourth quarter of 2017.

For the full year 2018, NAREIT FFO was $620.7 million, or $1.47 per diluted share, compared to $655.6 million, or $1.55 per diluted share, for the full year 2017. NAREIT FFO for 2018 included $7.7 million of transactional income (net of transactional charges) compared to $11.3 million for 2017.

FFO as adjusted available to common shareholders (“FFO as adjusted”), which excludes the effects of non-operating impairments, as well as transactional income and charges, was $147.4 million, or $0.35 per diluted share, for the fourth quarter 2018 compared to $166.4 million, or $0.39 per diluted share, for the fourth quarter 2017. For the full year 2018, FFO as adjusted was $613.0 million, or $1.45 per diluted share, compared to $644.2 million, or $1.52 per diluted share, for the full year 2017.

A reconciliation of net income available to the company’s common shareholders to NAREIT FFO, FFO as adjusted and same-property NOI is provided in the tables accompanying this press release.

Operating Results

  Pro-rata occupancy ended the quarter at 95.8%, flat compared to the third quarter of 2018 and representing a 20-basis-point decrease compared to the fourth quarter of 2017. Fourth quarter 2018 occupancy was reduced 20 basis points due to the bankruptcies of Toys R Us and Sears.
  Pro-rata small shop occupancy ended the quarter at 91.1%, representing an increase of 30 basis points sequentially and an expansion of 150 basis points over the same period in 2017.
  Pro-rata anchor occupancy ended the quarter at 97.4%, representing a 20-basis-point sequential decrease and a 70-basis-point reduction over the fourth quarter of 2017. The sequential and year-over-year decreases were attributable to the aforementioned Toys R Us and Sears bankruptcies.
  Pro-rata rental-rate leasing spreads increased 7.0% during the fourth quarter 2018, with rental rates for new leases up 12.2% and renewals/options up 5.6%.
  Generated a 2.6% increase in same-property NOI for the fourth quarter 2018 over the comparable period in 2017. For the year ended December 31, 2018, same-property NOI grew 2.9% compared to the same period in 2017.

Investment Activity

During the fourth quarter of 2018, Kimco sold 16 properties and two land parcels totaling 1.9 million square feet for $357.1 million. Kimco’s share of the sales price was $228.4 million. For the full year 2018, the company sold 68 properties and eight land parcels totaling 8.2 million square feet for $1.1 billion. Kimco’s share of the sales price was $913.9 million.

During 2018, Kimco completed three Signature Series ground-up development projects totaling $317.4 million: Grand Parkway Marketplace Phase II in Houston; Dania Pointe Phase I in Fort Lauderdale; and Lincoln Square, a mixed-use project in Philadelphia.

In addition, the company completed 28 redevelopment projects during 2018 totaling $89.7 million with a blended return of 10.9%.

Capital Markets Activity

During 2018, Kimco:

  Repurchased 5.1 million common shares for $75.1 million at a weighted average share price of $14.72 under the company’s $300.0 million share repurchase program authorized through February 2020.
  Redeemed $300.0 million of 6.875% Senior Notes due October 2019 and repurchased $15.1 million of 3.2% Senior Notes due May 2021.
  Repaid $204.8 million of consolidated mortgage debt with a weighted average interest rate of 4.11%.

Kimco ended the year with $100 million outstanding on its $2.25 billion revolving credit facility. The company has no debt maturing in 2019 in its consolidated portfolio, and as of December 31, 2018, it had a weighted average maturity of 10.5 years with a weighted average interest rate of 3.62%.

2019 Full Year Outlook

Net Income attributable to common shareholders* (per diluted share):	$0.71 to $0.76
NAREIT FFO* and FFO as adjusted* (per diluted share):	$1.44 to $1.48

* Includes the negative impact of ($0.03) per diluted share related to the implementation of ASU 2016-02 that requires companies to expense certain previously capitalized internal leasing & legal costs. Reconciliations are provided for these forward-looking non-GAAP metrics (NAREIT FFO and FFO as adjusted) in the tables accompanying this press release.

Operating Assumptions:

Same-property NOI (excluding redevelopments):	1.50% to 2.50%
Total combined redevelopment & development investment:	$275 million to $350 million

Dividend Declarations

Kimco’s board of directors declared a quarterly cash dividend of $0.28 per common share, payable on April 15, 2019, to shareholders of record on April 2, 2019.

The board of directors also declared quarterly dividends with respect to each of the company’s Class I, Class J, Class K, Class L and Class M series of cumulative redeemable preferred shares. All dividends on the preferred shares will be paid on April 15, 2019, to shareholders of record on April 1, 2019.

Conference Call and Supplemental Materials

Kimco will hold its quarterly conference call on Thursday, January 31, 2019, at 10:00 a.m. Eastern Time (ET). The call will include a review of the company’s fourth quarter and full year 2018 results as well as a discussion of the company’s strategy and expectations for the future. To participate, dial 1-888-317-6003 (Passcode: 5454441).

A replay will be available through May 1, 2019, by dialing 1-877-344-7529 (Passcode: 10126460). Access to the live call and replay will be available through the company's website at investors.kimcorealty.com.

About Kimco

Kimco Realty Corp. (NYSE:KIM) is a real estate investment trust (REIT) headquartered in New Hyde Park, N.Y., that is one of North America’s largest publicly traded owners and operators of open-air shopping centers. As of December 31, 2018, the company owned interests in 437 U.S. shopping centers comprising 76 million square feet of leasable space primarily concentrated in the top major metropolitan markets. Publicly traded on the NYSE since 1991, and included in the S&P 500 Index, the company has specialized in shopping center acquisitions, development and management for more than 60 years. For further information, please visit www.kimcorealty.com, the company’s blog at blog.kimcorealty.com, or follow Kimco on Twitter at www.twitter.com/kimcorealty.

The company announces material information to its investors using the company’s investor relations website (investors.kimcorealty.com), SEC filings, press releases, public conference calls, and webcasts. The company also uses social media to communicate with its investors and the public, and the information the company posts on social media may be deemed material information. Therefore, the company encourages investors, the media, and others interested in the company to review the information that it posts on the company’s blog (blog.kimcorealty.com) and social media channels, including Facebook (www.facebook.com/kimcorealty), Twitter (www.twitter.com/kimcorealty), YouTube (www.youtube.com/kimcorealty) and LinkedIn (www.linkedin.com/company/kimco-realty-corporation). The list of social media channels that the company uses may be updated on its investor relations website from time to time.

Safe Harbor Statement

The statements in this news release state the company’s and management’s intentions, beliefs, expectations or projections of the future and are forward-looking statements. It is important to note that the company’s actual results could differ materially from those projected in such forward-looking statements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, (i) general adverse economic and local real estate conditions, (ii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to the company, (iv) the company’s ability to raise capital by selling its assets, (v) changes in governmental laws and regulations and management’s ability to estimate the impact of such changes, (vi) the level and volatility of interest rates and foreign currency exchange rates and management’s ability to estimate the impact thereof, (vii) risks related to the Company’s international operations, (viii) the availability of suitable acquisition, disposition, development and redevelopment opportunities, and risks related to acquisitions not performing in accordance with our expectations, (ix) valuation and risks related to the company’s joint venture and preferred equity investments, (x) valuation of marketable securities and other investments, (xi) increases in operating costs, (xii) changes in the dividend policy for the company’s common and preferred stock and the company’s ability to pay dividends at current levels, (xiii) the reduction in the company’s income in the event of multiple lease terminations by tenants or a failure by multiple tenants to occupy their premises in a shopping center, (xiv) impairment charges and (xv) unanticipated changes in the company’s intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity. Additional information concerning factors that could cause actual results to differ materially from those forward-looking statements is contained from time to time in the company’s SEC filings. Copies of each filing may be obtained from the company or the SEC.

The company refers you to the documents filed by the company from time to time with the SEC, specifically the section titled “Risk Factors” in the company’s Annual Report on Form 10-K for the year ended December 31, 2017, as may be updated or supplemented in the company’s Quarterly Reports on Form 10-Q and the company’s other filings with the SEC, which discuss these and other factors that could adversely affect the company’s results. The company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise.

Condensed Consolidated Balance Sheets
(in thousands, except share information)
(unaudited)

	December 31,	December 31,
	2018	2017
Assets:
Operating real estate, net of accumulated depreciation and amortization
of $2,385,287 and $2,433,053, respectively	$9,250,519	$9,817,875
Investments in and advances to real estate joint ventures	570,922	483,861
Real estate under development	241,384	402,518
Other real estate investments	192,123	217,584
Mortgages and other financing receivables	14,448	21,838
Cash and cash equivalents	143,581	238,513
Marketable securities	10,302	13,265
Accounts and notes receivable, net	184,528	189,757
Other assets	391,293	378,515
Total assets	$10,999,100	$11,763,726

Liabilities:
Notes payable, net	$4,381,456	$4,596,140
Mortgages and construction loan payable, net	492,416	882,787
Dividends payable	130,262	128,892
Other liabilities	560,231	617,617
Total liabilities	5,564,365	6,225,436
Redeemable noncontrolling interests	23,682	16,143

Stockholders' equity:
Preferred stock, $1.00 par value, authorized 5,996,240 shares;
42,580 and 41,200 shares issued and outstanding (in series), respectively;
Aggregate liquidation preference $1,064,500 and $1,030,000, respectively	43	41
Common stock, $.01 par value, authorized 750,000,000 shares
issued and outstanding 421,388,879 and 425,646,380 shares, respectively	4,214	4,256
Paid-in capital	6,117,254	6,152,764
Cumulative distributions in excess of net income	(787,707)	(761,337)
Accumulated other comprehensive loss	-	(1,480)
Total stockholders' equity	5,333,804	5,394,244
Noncontrolling interests	77,249	127,903
Total equity	5,411,053	5,522,147
Total liabilities and equity	$10,999,100	$11,763,726

Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,				Year Ended December 31,
	2018		2017		2018		2017
Revenues
Revenues from rental properties	$214,230		$233,349		$882,345		$912,670
Reimbursement income	63,452		68,973		246,381		247,563
Other rental property income	4,122		8,310		20,877		23,552
Management and other fee income	2,397		4,593		15,159		17,049
Total revenues	284,201		315,225		1,164,762		1,200,834
Operating expenses
Rent	(2,667)		(2,833)		(10,929)		(11,145)
Real estate taxes	(37,766)		(41,817)		(153,336)		(157,196)
Operating and maintenance	(40,373)		(44,013)		(164,294)		(169,552)
General and administrative	(20,022)		(27,972)		(87,797)		(91,690)
Provision for doubtful accounts	(1,682)		(1,429)		(6,253)		(5,630)
Impairment charges	(45,352)		(33,051)		(79,207)		(67,331)
Depreciation and amortization	(74,266)		(85,024)		(310,380)		(360,811)
Total operating expenses	(222,128)		(236,139)		(812,196)		(863,355)

Gain on sale of operating properties/change in control of interests	49,379		31,436		229,840		93,538
Operating income	111,452		110,522		582,406		431,017

Other (expense)/income
Other (expense)/income, net	(1,634)		(1,254)		13,041		2,559
Interest expense	(42,881)		(52,126)		(183,339)		(191,956)
Early extinguishment of debt charges	-		-		(12,762)		(1,753)
Income before income taxes, net, equity in income of joint ventures, net, gain on change in control of joint venture interests and equity in
income from other real estate investments, net	66,937		57,142		399,346		239,867

(Provision)/benefit for income taxes, net	(2,583)		(1,344)		(1,600)		880
Equity in income of joint ventures, net	19,131		23,719		71,617		60,763
Gain on change in control of joint venture interests	-		-		-		71,160
Equity in income of other real estate investments, net	4,462		5,049		29,100		67,001

Net income	87,947		84,566		498,463		439,671
Net loss/(income) attributable to noncontrolling interests	214		330		(668)		(13,596)
Net income attributable to the Company	88,161		84,896		497,795		426,075
Preferred stock redemption charges	-		-		-		(7,014)
Preferred dividends	(14,534)		(11,431)		(58,191)		(46,600)
Net income available to the Company's common shareholders	$73,627		$73,465		$439,604		$372,461

Per common share:
Net income available to the Company: (2)
Basic	$0.17		$0.17		$1.02		$0.87
Diluted	$0.17	(1)	$0.17	(1)	$1.02	(1)	$0.87	(1)
Weighted average shares:
Basic	419,258		423,734		420,641		423,614
Diluted	419,886		424,088		421,379		424,019

(1) Reflects the potential impact if certain units were converted to common stock at the beginning of the period. The impact of the conversion would have an anti-dilutive effect on net income and therefore have not been included. Adjusted for distributions on convertible units of $99 for the year ended December 31, 2018.
(2) Adjusted for earnings attributable from participating securities of ($597) and ($536) for the three months ended December 31, 2018 and 2017, and ($2,375) and ($2,132) for the year ended December 31, 2018 and 2017, respectively. Adjusted for the change in carrying amount of redeemable noncontrolling interest of ($3,603) and ($7,521) for the three months and year ended December 31, 2018, respectively.

Certain reclassifications of prior year amounts have been made to conform with the current year presentation.

Reconciliation of Net Income Available to the Company's Common Shareholders to
FFO and FFO as Adjusted Available to the Company's Common Shareholders
(in thousands, except per share data)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income available to the Company's common shareholders	$73,627	$73,465	$439,604	$372,461
Gain on sale of operating properties/change in control of interests	(49,379)	(31,436)	(229,763)	(92,830)
Gain on sale of joint venture operating properties/change in control of interests	(12,446)	(6,849)	(18,549)	(79,034)
Depreciation and amortization - real estate related	74,086	83,959	305,079	356,191
Depreciation and amortization - real estate jv's	10,717	9,835	43,483	39,248
Impairments on depreciable real estate	50,050	32,854	83,754	65,148
Benefit for income taxes (2)	-	-	-	(39)
Noncontrolling interests (2)	(421)	(1,688)	(2,891)	(5,583)
Funds from operations available to the Company's common shareholders	146,234	160,140	620,717	655,562
Transactional charges/(income), net	1,181	6,251	(7,674)	(11,327)
Funds from operations available to the Company's common shareholders as adjusted	$147,415	$166,391	$613,043	$644,235

Weighted average shares outstanding for FFO calculations:
Basic	419,258	423,734	420,641	423,614
Units	837	961	835	852
Dilutive effect of equity awards	628	354	629	405
Diluted (1)	420,723	425,049	422,105	424,871

FFO per common share - basic	$0.35	$0.38	$1.48	$1.55
FFO per common share - diluted (1)	$0.35	$0.38	$1.47	$1.55
FFO as adjusted per common share - diluted (1)	$0.35	$0.39	$1.45	$1.52

(1) Reflects the potential impact if certain units were converted to common stock at the beginning of the period. Funds from operations would be increased by $228 and $274 for the three months ended December 31, 2018 and 2017, and $916 and $923 for the year ended December 31, 2018 and 2017, respectively.
(2) Related to gains, impairments and depreciation on operating properties, where applicable.

Reconciliation of Net Income Available to the Company's Common Shareholders
to Same Property NOI
(in thousands)
(unaudited)

	Three Months Ended December 31,		Year Ended December 31,
	2018	2017	2018	2017
Net income available to the Company's common shareholders	$73,627	$73,465	$439,604	$372,461
Adjustments:
Management and other fee income	(2,397)	(4,593)	(15,159)	(17,049)
General and administrative	20,022	27,972	87,797	91,690
Impairment charges	45,352	33,051	79,207	67,331
Depreciation and amortization	74,266	85,024	310,380	360,811
Interest and other expense, net	44,515	53,380	183,060	191,150
Provision/(benefit) for income taxes, net	2,583	1,344	1,600	(880)
Gain on change in control of joint venture interests	-	-	-	(71,160)
Equity in income of other real estate investments, net	(4,462)	(5,049)	(29,100)	(67,001)
Gain on sale of operating properties/change in control of interests	(49,379)	(31,436)	(229,840)	(93,538)
Net (loss)/income attributable to noncontrolling interests	(214)	(330)	668	13,596
Preferred stock redemption charges	-	-	-	7,014
Preferred dividends	14,534	11,431	58,191	46,600
Non same property net operating income	(20,269)	(47,533)	(118,690)	(169,513)
Non-operational expense from joint ventures, net	13,219	9,359	60,417	72,970
Same Property NOI	$211,397	$206,085	$828,135	$804,482

Certain reclassifications of prior year amounts have been made to conform with the current year presentation.

Reconciliation of Diluted Net Income Available to Common Shareholders Per Common Share
to Diluted Funds From Operations Available to Common Shareholders Per Common Share
(unaudited)

	Actual	Projected Range
	2018	Full Year 2019
		Low	High

Diluted net income available to common shareholder	$1.02	$0.71	$0.76
per common share

Depreciation & amortization	0.72	0.68	0.71

Depreciation & amortization real estate joint ventures,
net of noncontrolling interests	0.10	0.09	0.10

Gain on sale of operating properties/change in control of interests	(0.54)	(0.03)	(0.07)

Gain on sale of joint venture operating properties/change in control of interests	(0.04)	(0.01)	(0.02)

Impairments on depreciable real estate	0.20	-	-

Noncontrolling interests (1)	0.01	-	-

FFO per diluted common share	$1.47	$1.44	$1.48

Transactional income, net	(0.02)	-	-

FFO, as adjusted per diluted common share	$1.45	$1.44	$1.48

(1) Adjusted for the change in carrying amount of redeemable noncontrolling interest of ($7,521) or ($0.02) per share for the year ended December 31, 2018

Projections involve numerous assumptions such as rental income (including assumptions on percentage rent), interest rates, tenant defaults, occupancy rates, foreign currency exchange rates (such as the US-Canadian rate), selling prices of properties held for disposition, expenses (including salaries and employee costs), insurance costs and numerous other factors. Not all of these factors are determinable at this time and actual results may vary from the projected results, and may be above or below the range indicated. The above range represents management’s estimate of results based upon these assumptions as of the date of this press release.

CONTACT:
David F. Bujnicki
Senior Vice President, Investor Relations and Strategy
Kimco Realty Corp.
1-866-831-4297
dbujnicki@kimcorealty.com